UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2022

Sterling Real Estate Trust

dba Sterling Multifamily Trust

(Exact name of registrant as specified in its charter)

North Dakota	000-54295	90-0115411
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4340 18th Ave South Ste. 200 Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 353-2720

(Former name or former address if changed since last report.)

Securities Registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On June 23, 2022, Joel S. Thomsen, President and Chief Investment Officer of Sterling Real Estate Trust (the “Trust”), notified the Trust that he was resigning from his position as Chief Investment Officer, effective immediately. Mr. Thomsen will continue to serve as President of the Trust.

(c) On June 23, 2022, the Trust’s Board of Trustees appointed Barry L. Schmeiss as the Trust’s Chief Investment Officer. Mr. Schmeiss has served as the Advisor’s Chief Investment Officer since February 2022. He was elected as the Chief Investment Officer of Sterling Multifamily Trust on June 23, 2022. Mr. Schmiess has extensive experience and expertise in the areas of multifamily property ownership, management and procurement, and real estate banking. Prior to joining the Advisor, Mr. Schmiess owned and operated his own multifamily property management company throughout the upper Midwest and Tri-State area. He has also served as CEO and Chairman of Builders Management and Investment (BMI Fargo) where he oversaw not only asset and property management, but also the company’s growth strategy and development. Additionally, Mr. Schmiess has over 20 years of experience in the real estate banking industry and has held positions locally with both Community First Bank and Bell Bank. He received his Bachelor of Science degree in Finance from Moorhead State University (now known as MSUM) in Moorhead, MN.

With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Schmeiss and any of the Trust’s directors or executive officers. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Schmeiss and the Trust that would be required to be reported.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 23, 2022, Sterling Real Estate Trust (the “Trust”) held its annual meeting of shareholders. At the meeting, the Trust’s shareholders approved the following proposals as stated in the Definitive Proxy Statement on Form DEF 14A filed with the SEC on April 29, 2022:

1.	Election of eight trustees to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. The result of the votes to elect the eight trustees was as follows:

Nominee	For	Withheld	Broker Non-Vote
Ann L. Christenson	5,563,342	6,998	0
Timothy L. Haugen	5,563,383	6,957	0
Timothy A. Hunt	5,563,383	6,957	0
Michelle L. Korsmo	5,563,383	6,957	0
Mark T. Polovitz	5,563,383	6,957	0
Kenneth P. Regan	5,548,690	21,650	0
James S. Wieland	5,548,690	21,650	0
Lance R. Wolf	5,563,383	6,957	0

2.	Ratification of the appointment of RSM US, LLP to serve as independent registered public accounting firm for the year ending December 31, 2022. The proposal received: 5,562,539 For; 6,452 Against; and 1,350 Abstained.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Real Estate Trust

Date: June 29, 2022
	By:	/s/ Joel S. Thomsen
Name: Joel S. Thomsen
Title: President